MARCUM
ACCOUNTANTS ▲ ADVISORS

March 30, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: FaceBank Group, Inc.

Statement pursuant to Securities and Exchange Commission Order Release No. 34-88465

Ladies and Gentlemen:

We are the independent registered public accounting firm for FaceBank Group, Inc. and Subsidiaries (the "Company"). Pursuant to the Securities and Exchange Commission Order under Section 36 of the Securities Exchange Act of 1934, Release No. 34-88465, dated March 25, 2020, the following statement is furnished with regards to the Company's audited financial statements for the fiscal year ended December 31, 2019.

The Company's operations are located in France. Due to the ongoing outbreak of coronavirus disease (COVID-19) and to safeguard our employees, our firm has implemented policies that limits our staff from traveling. As a result of these ongoing travel restrictions and quarantines, our firm's access to the Company's staff and necessary information have been limited.

For the foregoing reasons, COVID-19 has impacted our ability to timely complete our audit of the Company's financial statements for the fiscal year ended December 31, 2019 on or before March 30, 2020, which is necessary for the Company's filing obligation for its Form 10-K.

Very truly yours,

Marcum LLP

Marcum LLP